POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that R. Parrish Little, whose signature appears below, constitutes and appoints Dana L. Stonestreet, Tony J. VunCannon and Teresa White, or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any report pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, including any Form 3, Form 4 or Form 5 and all amendments to any such documents, if any, with respect to the undersigned's holdings of and transactions in securities issued by HomeTrust Bancshares, Inc., and to file the same, with any exhibits thereto, with the Securities and Exchange Commission (or other appropriate governmental authority for such purpose), granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents or their substitutes or substitute may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file reports pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, including Forms 3, 4 and 5, with respect to the undersigned's holdings of and transactions in securities issued by HomeTrust Bancshares, Inc., unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact and agents.

Date: March 24, 2015	/s/ R. Parrish Little
R. Parrish Little